Exhibit 10.24

AMENDMENT NO. 1

TO THE

HEALTH MANAGEMENT ASSOCIATES, INC.

AMENDED AND RESTATED 1996 EXECUTIVE INCENTIVE COMPENSATION

PLAN

Effective December 1, 2009

WHEREAS, Health Management Associates, Inc., a Delaware corporation (the “Company”), has established the Health Management Associates, Inc. 1996 Executive Incentive Compensation Plan, effective December 12, 1995, as heretofore amended and restated (the “1996 EICP”); and

WHEREAS, pursuant to Section 10(e) of the 1996 EICP, the Board of Directors of the Company has authorized, approved and adopted the amendments to the 1996 EICP set forth herein (the “Amendments”);

NOW, THEREFORE, the 1996 EICP is hereby amended, effective December 1, 2009, as set forth below:

1.	Section 9(b)(ii) of the 1996 EICP is hereby amended to provide in its entirety as follows:

“The consummation of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, sale or disposition of all or substantially all of the assets of the Company, or similar corporate transaction (in each case referred to in this Section 9(b) as a “Corporate Transaction”); provided, however, that any merger, consolidation, sale, disposition or other similar transaction to or with one or more Participants or entities controlled by one or more Participants shall not constitute a Corporate Transaction in respect of such Participant(s); or”

2.	Section 10(c) of the 1996 EICP is hereby amended to provide in its entirety as follows:

“(1)

In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award.

(2)	The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10(c)(1) hereof, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

3.	Section 10(m) of the 1996 EICP is hereby amended to provide in its entirety as follows:

“Notwithstanding the provisions of Section 10(e) hereof or any other provision of the Plan, neither the Board nor the Committee may waive any condition under, nor amend, alter, suspend, discontinue or terminate, any Award theretofore granted, or any Award agreement relating thereto, if the effect thereof is to reprice an outstanding Option having an exercise price then in excess of the Fair Market Value of Stock; provided, however, that any adjustment made pursuant to Section 10(c)(1) hereof shall not be deemed to be a ‘repricing’ within the contemplation of this Section 10(m).”

4.	Except as amended hereby, the 1996 EICP shall remain in full force and effect in accordance with its terms.

This Amendment No. 1 to the Health Management Associates, Inc. Amended and Restated 1996 Executive Incentive Compensation Plan was authorized, approved and adopted by the Board of Directors of the Company on December 1, 2009.

/s/ Timothy R. Parry
Timothy R. Parry, Corporate Secretary